Exhibit 99.1
MGM GROWTH PROPERTIES REPORTS FIRST QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, April 30, 2019 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended March 31, 2019 for its real estate investment trust (“REIT”) operations and its taxable REIT subsidiary (“TRS”) operations. Net income attributable to MGP Class A shareholders for the quarter was $20.0 million, or $0.24 per diluted share.
Financial highlights for the first quarter of 2019:

•	Rental revenue was $196.9 million;

•	Consolidated net income was $66.4 million, or $0.23 per diluted Operating Partnership unit; which consisted of $53.6 million of net income from the REIT, and $12.8 million of net income from the TRS;

•	Funds From Operations(1) (“FFO”) was $134.0 million , or $0.46 per diluted Operating Partnership unit;

•	Adjusted Funds From Operations(2) (“AFFO”) was $163.8 million, or $0.57 per diluted Operating Partnership unit;

•	Adjusted EBITDA(3) was $223.9 million; and

•	General and administrative expenses were $4.2 million.
On January 29, 2019, the Company acquired the real property associated with the Empire City Casino’s race track and casino from MGM Resorts International (“MGM Resorts”) in exchange for the issuance of 12.9 million Operating Partnership units of MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) to a subsidiary of MGM Resorts and the assumption of $246.0 million of debt, which was immediately repaid. Empire City Casino was added to the existing master lease agreement (the “Master Lease”) and as a result the annual rent payment increased by $50 million, prorated for the remainder of the lease year.
On March 7, 2019, the Company completed the transaction relating to renovations undertaken by MGM Resorts regarding the Park MGM and NoMad Las Vegas property for total consideration of $637.5 million. MGP funded the transaction with $605.6 million in cash and the issuance of approximately 1.0 million Operating Partnership units to a subsidiary of MGM Resorts. As a result of the transaction, the annual rent payment to MGP increased by $50 million, prorated for the remainder of the lease year.

On April 1, 2019, the Company sold the operations of what is now the MGM Northfield Park to a subsidiary of MGM Resorts for approximately $275 million, plus working capital and other customary purchase price adjustments, and retained the associated real estate assets. MGM Resorts funded its acquisition with approximately 9.4 million Operating Partnership units that were ultimately redeemed by the Operating Partnership. Concurrent with the closing of the transaction, the TRS liquidated, the real estate assets were transferred to a subsidiary of MGP, MGM Northfield Park was added to the existing Master Lease and, as a result, the annual rent increased by $60 million.

“One week ago, we celebrated our third anniversary as a public company. We have accomplished a great deal since our IPO and we are off to another successful start in 2019,” said James Stewart, CEO of MGM Growth Properties. “We completed the transactions for the acquisition of Empire City Casino real estate, the Park MGM and Nomad improvements, and the sale of operations of MGM Northfield Park, which added an additional $160 million in rental revenue in total across all three transaction closings. The third base rent escalator under our Master Lease of 2% also went into effect on April 1, 2019, resulting in an annual rent amount of $946 million for our fourth lease year, representing a 72% increase from IPO. With these transactions and other potential acquisitions, we continue to work towards growing our dividend to drive shareholder value.”

The following table provides a reconciliation of MGP’s net income to FFO, AFFO and Adjusted EBITDA for the three months ended March 31, 2019 (in thousands, except unit and per unit amounts):

	Three Months Ended March 31, 2019
	Consolidated	REIT	TRS
Reconciliation of Non-GAAP Financial Measures
Net income (2)	$66,364	$53,611	$12,753
Real estate depreciation	66,527	66,527	—
Property transactions, net	1,113	1,113	—
Funds From Operations	134,004	121,251	12,753
Amortization of financing costs and cash flow hedges	3,281	3,281	—
Non-cash compensation expense	565	565	—
Net effect of straight-line rent and amortization of deferred revenue and lease incentive asset	6,920	6,920	—
Other depreciation and other amortization(1)	8,482	—	8,482
Acquisition-related expenses	8,792	8,532	260
Non-cash ground lease rent, net	260	260	—
Other non-operating expenses	137	137	—
Provision for income taxes - REIT	1,344	1,344	—
Adjusted Funds From Operations	163,785	142,290	21,495
Interest income (2)	(1,846)	(1,846)	—
Interest expense(2)	63,948	63,948	—
Amortization of financing costs and cash flow hedges	(3,281)	(3,281)	—
Provision for income taxes - TRS	1,317	—	1,317
Adjusted EBITDA	$223,923	$201,111	$22,812

Weighted average Operating Partnership units outstanding
Basic	288,351,486
Diluted	288,610,821

Net income per Operating Partnership unit outstanding
Basic	$0.23
Diluted	$0.23

FFO per Operating Partnership unit
Diluted	$0.46

AFFO per Operating Partnership unit
Diluted	$0.57
(1) Other depreciation and other amortization includes both real estate and equipment depreciation and amortization of intangible assets from the TRS.
(2) Net income, interest income and interest expense is net of intercompany interest eliminations of $5.6 million for the three months ended March 31, 2019.
Financial Position
The Company had $74.1 million of cash and cash equivalents as of March 31, 2019. Cash received from rent payments under the Master Lease for the three months ended March 31, 2019 was $204.7 million.

On April 15, 2019, the Operating Partnership made a cash distribution of $139.3 million relating to the first quarter dividend, $97.2 million of which was paid to subsidiaries of MGM Resorts and $42.1 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.465 per Class A share.

On January 25, 2019, the Operating Partnership issued $750 million in aggregate principal amount of 5.75% senior notes due 2027.

On January 31, 2019, the Company completed an offering of approximately 19.6 million shares representing limited liability company interests in a registered public offering, which included approximately 2.6 million shares sold pursuant to the exercise in full by the underwriters of their over-allotment option, for net proceeds of $548.4 million after deducting underwriting discounts and commissions and offering expenses. The net proceeds were contributed to the Operating Partnership in exchange for Operating Partnership units.

On April 30, 2019, the Company entered into an “at-the-market” equity distribution program (“ATM”) where the Company can offer and sell up to an aggregate sales price of $300 million of Class A shares through our sales agents at prevailing market prices or agreed-upon prices.

“We are committed to deliver shareholder value as we start the year off in 2019,” said Andy Chien, CFO of MGM Growth Properties. “We announced our 7th dividend increase since IPO of $1.86 on an annualized basis, representing a 30% increase since the completion of our initial public offering.  We also continued to strengthen our balance sheet as we successfully completed a second follow-on offering and an issuance of $750 million in senior notes. The acquisitions we have completed have enhanced our portfolio and our balance sheet provides us with significant flexibility for future accretive acquisitions to further drive shareholder returns.”
The Company’s long-term debt at March 31, 2019 was as follows (in thousands):

March 31, 2019
Senior Secured Credit Facility:
Term Loan A Facility	$470,000
Term Loan B Facility	1,794,500
Revolving Credit Facility	85,000
5.625% Senior Notes due 2024	1,050,000
4.50% Senior Notes due 2026	500,000
5.75% Senior Notes, due 2027	750,000
4.50% Senior Notes due 2028	350,000
Total principal amount of long-term debt	4,999,500
Less: unamortized debt issuance costs	(59,798)
Total long-term debt, net of unamortized debt issuance costs	$4,939,702
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 2654509. A replay of the call will be available through Tuesday, May 7, 2019. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10130248. The call will be archived at www.mgmgrowthproperties.com.

1
Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

2
Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges, non-cash compensation expense, net effect of straight-line rent and amortization of deferred revenue and lease incentive asset, other depreciation and other amortization, acquisition-related expenses, non-cash ground lease rent, net, other non-operating expenses and provision for income taxes related to the REIT.

3
Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net), real estate depreciation, amortization of financing costs and cash flow hedges, non-cash compensation expense, net effect of straight-line rent and amortization of deferred revenue and lease incentive asset, other depreciation and other amortization, acquisition-related expenses, non-cash ground lease rent, net, other non-operating expenses, interest income, interest expense (including amortization of financing costs and cash flow hedges), and provision for income taxes.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties, consisting of 11 premier destination resorts in Las Vegas and elsewhere across the United States, the MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, as well as a retail and entertainment district, The Park in Las Vegas. As of December 31, 2018, our destination resorts, the Park, and MGM Northfield Park collectively comprise approximately 27,400 hotel rooms, 2.7 million convention square footage, 150 retail outlets, 300 food and beverage outlets and 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.
This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding its ability to continue to grow its dividend and successfully execute on its business plan. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
Rental revenue	$196,882	$186,563
Tenant reimbursements and other	6,541	29,276
Gaming, food, beverage and other	67,841	—
Total revenues	271,264	215,839

Expenses
Gaming, food, beverage and other	44,929	—
Depreciation and amortization	75,009	68,991
Property transactions, net	1,113	4,086
Ground lease and other reimbursable expenses	5,920	28,360
Amortization of above market lease, net	—	171
Acquisition-related expenses	8,792	541
General and administrative	4,237	3,908
	140,000	106,057
Operating income	131,264	109,782
Non-operating income (expense)
Interest income	1,846	1,032
Interest expense	(63,948)	(49,230)
Other non-operating expenses	(137)	(2,184)
	(62,239)	(50,382)
Income before income taxes	69,025	59,400
Provision for income taxes	(2,661)	(1,231)
Net income	66,364	58,169
Less: Net (income) attributable to noncontrolling interest	(46,409)	(42,339)
Net income attributable to Class A shareholders	$19,955	$15,830

Weighted average Class A shares outstanding:
Basic	84,043,706	70,970,141
Diluted	84,303,041	71,130,920

Net income per share attributable to Class A shareholders:
Basic	$0.24	$0.22
Diluted	$0.24	$0.22

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Real estate investments, net	$10,296,433	$9,742,225
Property and equipment, used in operations, net	776,719	784,295
Lease incentive asset	542,195	—
Cash and cash equivalents	74,050	59,817
Tenant and other receivables, net	9,872	14,990
Prepaid expenses and other assets	36,158	37,837
Above market lease, asset	42,621	43,014
Goodwill	17,915	17,915
Other intangible assets, net	250,321	251,214
Operating lease right-of-use assets	280,401	—
Total assets	$12,326,685	$10,951,307
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$4,939,702	$4,666,949
Due to MGM Resorts International and affiliates	425	307
Accounts payable, accrued expenses and other liabilities	48,701	49,602
Above market lease, liability	—	46,181
Accrued interest	38,768	26,096
Dividend and distribution payable	139,279	119,055
Deferred revenue	72,790	163,977
Deferred income taxes, net	34,642	33,634
Operating lease liabilities	335,461	—
Total liabilities	5,609,768	5,105,801
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 90,461,166 and 70,911,166 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	2,210,545	1,712,671
Accumulated deficit	(173,017)	(150,908)
Accumulated other comprehensive income	54	4,208
Total Class A shareholders’ equity	2,037,582	1,565,971
Noncontrolling interest	4,679,335	4,279,535
Total shareholders’ equity	6,716,917	5,845,506
Total liabilities and shareholders’ equity	$12,326,685	$10,951,307